Exhibit 99.1

Pursuant to General Instruction number 5(b)(v) to Form 3, the following additional reporting persons are covered by this joint filing:

Name:                                     Versant Venture Capital II, L.P. *

Versant Side Fund II, L.P. *

Versant Affiliates Fund II-A, L.P. *

Versant Ventures II, L.L.C.

Versant Venture Management L.L.C.

Address:                       3000 Sand Hill Road
Building Four, Suite 210
Menlo Park, CA  94025-7117

Designated Filer:          Versant Venture Capital II, L.P.

Issuer and Ticker Symbol:          Kythera Biopharmaceuticals, Inc. (KYTH)

Date of Event Requiring Statement:          October 10, 2012

Signatures:	* By:	/s/ Robin L. Praeger
Robin L. Praeger, Attorney-in-Fact for Reporting Persons

VERSANT VENTURES II, L.L.C.

	By:	/s/ Robin L. Praeger
Robin L. Praeger, Chief Financial Officer

VERSANT VENTURE MANAGEMENT L.L.C.

	By:	/s/ Robin L. Praeger
Robin L. Praeger, Managing Director